Exhibit 10(b)

PARKER-HANNIFIN CORPORATION

SUMMARY OF THE COMPENSATION OF THE NON-EMPLOYEE MEMBERS OF THE BOARD OF DIRECTORS
Adopted August 13, 2014, effective October 22, 2014

Annual retainer for Corporate Governance and Nominating
Committee Chair:                            $155,000

Annual retainer for Audit Committee Chair:                $137,500

Annual retainer for Human Resources and Compensation
Committee Chair:                            $135,000

Annual retainer for Finance Committee Chair:            $130,000

Annual retainer for non-chair committee members:            $120,000

Meeting fees of $2,000 for attending each Board of Directors or Committee meeting that exceeds the number of regularly-scheduled meetings of the Board or the relevant Committee in a fiscal year by more than two.

Annual restricted stock grant